Exhibit 3.138
EXPEDITE
$127.00
RECEIVED
FEB 07 2005
Utah Div. Of Corp. & Comm. Code
ARTICLES OF INCORPORATION
OF
ALLIED WASTE TRANSFER SERVICES OF UTAH, INC.
Pursuant to the provisions of the Utah Business Corporation Act, the undersigned incorporator submits the following articles of incorporation.

FIRST:	The name of the corporation is: Allied Waste Transfer Services of Utah, Inc.

SECOND:	The purpose for which the corporation is to engage in any lawful act or activity for which corporations may be organized under the Utah Business Corporation Act.

THIRD:	The number of shares the corporation is authorized to issue is 1,000 common shares at $.01 par value.

FOURTH:	The name and address of the incorporator is:

Jo Lynn White
15880 N Greenway-Hayden Loop, Suite 100
Scottsdale, AZ 85260

The powers of the incorporator shall terminate upon filing of this Certificate of Incorporation.

FIFTH:	The street address of the initial registered office of the corporation is c/o C T Corporation System, 50 West Broadway, Salt Lake City, Utah 84101, and the name of its initial registered agent at that office is C T Corporation System.

SIXTH:	The names and addresses of the persons who are to serve as initial directors are:

Donald W. Slager
Thomas P. Martin
James E. Gray
15880 N Greenway-Hayden Loop, Suite 100
Scottsdale, AZ 85260
     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation in duplicate this 3rd day of February, 2005, and says:

Date: 02/07/2005
Receipt Number: 1374142
Amount Paid: $1,178.00

     That she is the incorporator herein; that she has read the above and foregoing Articles of Incorporation; knows the contents thereof and that the same is true to the best of her knowledge and belief, excepting as to matters herein alleged upon information and belief and as to those matters she believes to be true.

/s/ Jo Lynn White
Jo Lynn White, Incorporator

C T Corporation System having been designated to act as registered agent, hereby agrees to act in this capacity.

C T Corporation System

By	/s/ Maria Ozaeta Maria Ozaeta
Vice President